Exhibit 23.1

Independent Registered Public Accounting Firm Consent

The Board of Directors

Maxim Pharmaceuticals, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. (333-101302, 333-85216, 333-61154, 333-34398, 333-45600, 333-11375, 333-35669, 333-47695 and 333-113326) on Form S-8 and Registration Statement Nos. (333-65011, 333-52403, 333-84711, 333-91923, 333-95293, 333-30906, 333-41442, 333-109479, 333-111601 and 333-118434) on Form S-3 of Maxim Pharmaceuticals, Inc. (a development stage company) of our reports dated December 12, 2005, with respect to the consolidated balance sheets of Maxim Pharmaceuticals, Inc. as of September 30, 2005 and 2004, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2005, and for the period from inception (October 23, 1989) through September 30, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2005, and the effectiveness of internal control over financial reporting as of September 30, 2005, which reports appear in the September 30, 2005 annual report on Form 10-K of Maxim Pharmaceuticals, Inc.

/s/ KPMG LLP

San Diego, California
December 14, 2005